SECURITIES PURCHASE AGREEMENT
                          -----------------------------


         THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into on March 16, 2000 by and between METROSPLASH.COM, INC., a Delaware corporation ("Buyer") and ENTREPORT CORPORATION, a Florida corporation ("Seller").

                                 R E C I T A L S
                                 ---------------

         A. Seller owns all of the issued and outstanding capital shares ("Shares") of ERT1 Inc., a Delaware corporation ("ERT1").

         B. Seller wishes to sell, and Buyer wishes to acquire, all of the Shares on the Closing Date (as defined below), in exchange for Buyer's issuance of 100,000 shares ("Buyer Shares") of the $.002 par value common stock ("Buyer Common Stock") of Buyer to Seller, subject to and upon the terms and conditions hereinafter set forth.

                                A G R E E M E N T
                                -----------------

         It is agreed as follows:

         1. SECURITIES PURCHASE.

                  1.1 SALE OF SECURITIES. Subject to the terms and upon the conditions set forth herein, Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, at the Closing, the Shares in consideration of Buyer's issuance of the Buyer Shares to Seller.

                  1.2 INSTRUMENTS OF TRANSFER.

                           (a) SHARES. The Seller shall deliver to Buyer at the
Closing certificates representing the Shares, along with duly executed stock powers, in form and substance satisfactory to Buyer in order to vest in Buyer all of Seller's right, title and interest in and to the Shares. From time to time after the Closing Date, and without further consideration, Seller will execute and deliver such other instruments of transfer and take such other actions as Buyer may reasonably request in order to more effectively transfer to Buyer the securities intended to be transferred hereunder.

                           (b) BUYER SHARES. Buyer shall deliver to Seller at
the Closing certificates representing the Buyer Shares, in form and substance satisfactory to Seller, in order to effectively vest in Seller all right, title and interest in and to the Buyer Shares. From time to time after the Closing Date, and without further consideration, Buyer will execute and deliver such other instruments and take such other actions as Seller may reasonably request in order to more effectively issue to them the Buyer Shares.

                  1.3 CLOSING. The closing ("Closing") of the transaction under this Agreement shall take place at the offices of Seller located at 10455 Sorrento Valley Road, Suite 204, San Diego, California 92121 at 10 a.m., local time, on March ___, 2000, or at such other time and place as may be agreed to by Seller and Buyer ("Closing Date").

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         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller
represents, warrants and covenants to and with Buyer as follows:

                  2.1 POWER AND AUTHORITY. Seller has all requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith. All corporate action on the part of Seller necessary for the authorization, execution, delivery and performance of the Agreement by the Seller has been taken and no further authorization on the part of Seller is required to consummate the transactions provided for under this Agreement. When executed and delivered by Seller, this Agreement shall constitute the valid and legally binding obligation of Seller enforceable in accordance with its respective terms.

                  2.2 OWNERSHIP OF AND TITLE TO SECURITIES. Seller represents that Seller is the sole owner of the Shares, the Shares represent all of the issued and outstanding capital shares of ERT1 and there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the purchase of any securities of ERT1 by Seller or any other persons. Seller represents that the Shares are duly authorized and have been validly issued, fully paid and are nonassessable. Seller represents that Seller has and will transfer to Buyer good and marketable title to the Shares, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions on resale of the Shares under applicable federal and state securities laws.

                  2.3 ORGANIZATION AND GOOD STANDING. ERT1 is a company duly organized, validly existing, and in good standing under the laws of the State of Delaware and is a duly qualified to do business and is in good standing as a foreign company under the laws of each jurisdiction in which the character or location of the assets owned or leased by it require qualification, except where the failure to so qualify would not materially adversely affect the business or condition, financial or otherwise, of ERT1. ERT1 has delivered or prior to the Closing Date will deliver to Buyer complete and correct copies of its charter documents, as amended, certified by an appropriate representative of ERT1 to be complete and correct. ERT1 has no subsidiaries or equity ownership in any other entities.

                  2.4 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. There are no orders of any court or administrative agency in effect which restrains or prohibits ERT1 or Seller from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of Seller's consummation of the transactions contemplated hereby.

                  2.5 APPROVALS AND CONSENTS. There are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for the Seller's consummation of the transactions contemplated hereby.

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                  2.6 CONTRACTS AND AGREEMENTS. Other than the Employment
Agreement ("Yancey Agreement") dated April 2, 1999 between Seller and Kym Yancey, which was later assumed by ERT1, there are no contracts or agreements to which ERT1 is a party or by which it is bound.

                  2.7 ASSETS. ERT1 Disclosure Schedule attached hereto as Exhibit A ("ERT1 Disclosure Schedule") sets forth all assets of ERT1, including all intellectual property. ERT1 has not licensed, assigned or otherwise granted to a third party any rights of use to any such assets.

                  2.8 ABSENCE OF LIABILITIES. Except for its obligations under the Yancey Agreement, ERT1 has no liabilities or commitments, fixed or contingent, which in the aggregate are in excess of $1,000.

                  2.9 TAX MATTERS. ERT1 has timely filed all tax returns and all information returns and reports required to be filed by or with respect to it under the laws of its jurisdiction for all periods ending on or prior to the date hereof and will timely file all such returns and reports required to be filed from the date hereof through the Closing Date. ERT1 has paid all taxes which have become due or payable, and will pay on or prior to the Closing Date all taxes which have become due or payable on or prior to the Closing Date. Following the Closing Date, Seller shall agree to cooperate with Buyer in connection with the preparation of any tax returns due or payable following the Closing Date.

                  2.10 INVESTMENT AND RELATED REPRESENTATIONS.

                           2.10.1 BUYER SHARES AS "RESTRICTED" SECURITIES.
Seller is aware that neither the Buyer Shares nor the offer or sale thereof to the Seller has been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities law. Seller further understands that no registration statement has been filed with the Securities and Exchange Commission ("SEC"), nor with any other state regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as Seller by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming. Seller acknowledges that the Buyer Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Seller represents that Seller is familiar in general with Rule 144 under the Securities Act (which provides generally for a one year holding period and limitations on the amount of "restricted" securities that can be publicly resold in compliance with the rule upon completion of the holding period), and understands the resale limitations imposed thereby and by the Securities Act. Seller agrees that Seller will not sell any portion of Buyer Shares except in accordance with an available exemption from registration under the Securities Act. Seller understands that the certificate for the Buyer Shares issued to Seller or to any subsequent transferee shall be stamped or otherwise imprinted with an appropriate legend summarizing the restrictions described in this Section 2.10.1 and that Buyer shall refuse to transfer the Buyer Shares except in accordance with such restrictions, such legend to be substantially as follows:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION, IN EACH CASE AS CONFIRMED IN AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW.

                           2.10.2 INVESTMENT REPRESENTATION. This Agreement is
made with Seller in reliance upon Seller's representation, which by Seller's execution of this Agreement Seller hereby confirms, that the Buyer Shares to be received by Seller are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

                           2.10.3 NO PUBLIC SOLICITATION. Seller is acquiring
the Buyer Shares after private negotiation and has not been attracted to the acquisition of the Buyer Shares by any press release, advertising or publication.

                           2.11 MARKET STANDOFF AGREEMENT. Seller shall agree to
execute a Market Standoff Agreement in the form attached hereto as Exhibit C which restricts the sale of the Buyer Shares during the 180 day period immediately following an underwritten registered public offering of the securities of Buyer. Seller understands that the certificate for the Buyer Shares issued to Seller or to any subsequent transferee shall be stamped or otherwise imprinted with an appropriate legend summarizing the restrictions described in this Section 2.11 in substantially the form set forth in the Market Standoff Agreement.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. Buyer represents, warrants and covenants to and with Seller as follows:

                  3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement. Buyer is the ultimate parent in its corporate group and there is no corporation, partnership or any other entity that owns in excess of twenty percent (20%) of the outstanding capital shares of Buyer on a fully diluted basis.

                  3.2 CAPITALIZATION. The authorized capital stock of Buyer consists of 44,000,000 shares of Buyer Common Stock, of which 12,127,067 shares are issued and outstanding as of the date of this Agreement and 6,000,000 shares of preferred stock of which 5,500,000 shares are issued and outstanding as of the date of this Agreement. All outstanding shares of Buyer Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. Except as disclosed on the Buyer Disclosure Schedule attached hereto as Exhibit B ("Buyer Disclosure Schedule"), there are no warrants, options, subscriptions, calls, or other similar rights of any kind outstanding for the purchase of any securities of Buyer.

                  3.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. Buyer represents that no order of any court or administrative agency is in effect which restrains or prohibits Buyer from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of Buyer's consummation of the transactions contemplated hereby.

                  3.4 VALIDITY OF TRANSACTIONS. This Agreement, and each document executed and delivered by Buyer in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized, executed and delivered by Buyer and is each the valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity. The Buyer Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Buyer Shares will be free of any liens or encumbrances, except for any restrictions on resale imposed by federal or state securities laws.

                  3.5 APPROVALS AND CONSENTS. Buyer represents that there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for Buyer's consummation of the transactions contemplated hereby.

                  3.6 FINANCIAL STATEMENTS; DISCLOSURE PACKAGE. Buyer has furnished to Seller its unaudited consolidated balance sheet as of the end of its fiscal year ended December 31, 1999 and its unaudited consolidated statements of earnings, shareholders' equity and cash flows for the fiscal year ended December 31, 1999, together with appropriate notes to such unaudited consolidated financial statements.

                  All of the foregoing unaudited consolidated financial statements (collectively, the "Buyer Financial Statements"), including in each case the related notes, have been prepared in conformity with generally accepted accounting principles consistently applied and are correct and complete in all material respects and such consolidated financial statements fairly present the financial position of Buyer as of the dates of such balance sheets and the results of operations for the respective periods indicated.

                  Buyer represents that it has delivered to Seller its Executive Summary. The information in the Executive Summary, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer acknowledges that Seller is entering into this Agreement based, in part, on Buyer's intention to pursue a public offering of its Common Stock. Buyer hereby confirms such intent, without expressing any assurance or likelihood that an initial public offering will take place or otherwise committing itself to the transaction.

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                  3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Buyer has no material liabilities, fixed or contingent, other than (i) liabilities fully reflected in the Buyer Financial Statements, or (ii) liabilities incurred since December 31, 1999 in the ordinary course of business or as contemplated or permitted by this Agreement, all of which in the aggregate, taking into consideration all other changes in the financial condition of Buyer in the ordinary course of business, have had no material adverse effect on the financial position or results of operations of Buyer or on the conduct of its businesses.

                  3.8 ABSENCE OF ADVERSE CHANGES. Except as disclosed in the Buyer Financial Statements or the Buyer Disclosure Schedule, since December 31, 1999, there has not been any material adverse change in the assets or liabilities or in the condition, financial or otherwise, or business, properties, earnings or net worth of Buyer, or (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting any property or business of Buyer which is material to the consolidated financial condition, operation or business of Buyer.

                  3.9 OTHER INFORMATION. No portion of this Agreement, any Schedule or Exhibit attached hereto or any other document furnished or to be furnished by Buyer or any of its authorized representatives to Seller or any of their authorized representatives is false or misleading or omits to state a fact required to be stated therein in order to make any of the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to Buyer which adversely affects or in the future is likely to adversely affect Buyer which has not been described or set forth or referred to in this Agreement, any Schedule or Exhibit hereto or any other document.

         4. MISCELLANEOUS.

                  4.1 CUMULATIVE REMEDIES. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

                  4.2 SUCCESSORS AND ASSIGNS. The rights and obligations of the parties under this Agreement shall not be assignable without the written consent of the parties, on the other and any such purported assignment without their written consent shall be void ab initio. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  4.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  4.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  4.5 NOTICES. Any approvals, consents or notices required or permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

                        If to Buyer:   MetroSplash.com, Inc.
                                       2350 Airport Freeway, Suite 150
                                       Bedford, Texas  76022
                                       Attn: Christopher J. Daly,
                                       President and Chief Executive Officer

                                       with a copy to:

                                       William C. Meier
                                       Central Park Tower
                                       2350 Airport Freeway, Suite 660
                                       Bedford, Texas 76022

                       If to Seller: EntrePort Corporation
                                       10455 Sorrento Valley Road, Suite 204
                                       San Diego, California  92121
                                       Attn: William A. Shue, Chief Executive
                                     Officer


                  5.7 SCHEDULES AND EXHIBITS. All schedules and exhibits are an integral part of this Agreement.

                  5.8 LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  5.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

         IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.


                                     "BUYER"

                                     METROSPLASH.COM, INC.
                                     a Delaware corporation


                                     By: /S/ Christopher J. Daly
                                     ---------------------------
                                     Christopher J. Daly,
                                     President and Chief Executive Officer


                                     "SELLER

                                     ENTREPORT CORPORATION,
                                     a Florida corporation


                                     By: /S/ William A. Shue
                                     -----------------------
                                     William A. Shue, Chief Executive Officer

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                                    EXHIBIT A
                                    ---------
                               SCHEDULE OF ASSETS
                               ------------------


1.       The ERT1.com logo
2.       The ERT1.com slogan: "The Success Engine for Men and Women of "Color"
3. The ERT1.com letterhead including the logo and faces of various individuals
4.       The ERT1.com business card including logo
5.       The entire ERT1.com internet website
6.       A four color brochure including the ERT1.com logo
7. All other intellectual property including any and all software, source and object codes, copyrights, patents and trade secrets relating to the ERT1.com internet website, including the right to sue for any past infringement of any intellectual property rights.
8. The following domain names: The following domain names: ERT1.com, ERT1.net, ERTOne.com, ERTOne.net, RainbowDating.com, RainbowDating.net, SingleBlackMom.com, and SingleBlackMom.net.

EXHIBIT B
---------
                            BUYER DISCLOSURE SCHEDULE
                            -------------------------



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